SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑    Definitive Proxy Statement
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☐    Soliciting Material Under Rule 14a-12

U.S. PRECIOUS METALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF CONSENT SOLICITATION

To our Shareholders:

      We are soliciting your consent to approve and adopt the 2007 Stock Option Plan (the “Plan”) of U.S. Precious Metals, Inc., a Delaware corporation, which is intended to promote the interests of U.S. Precious Metals, Inc., a Delaware corporation (“we,” “us,” or the “Company”), by providing to employees, directors and consultants of the Company and its affiliates who perform services for the Company and its subsidiaries incentive awards.

      The Plan was approved by the Company’s Board of Directors on December 6, 2007, subject to approval by no later December 31, 2008, of our shareholders owning a majority of the issued and outstanding shares of our common stock. The Plan in total authorizes the issuance of options to purchase up to a maximum of 20,000,000 shares of the Company’s common stock (“Option Shares’).  Under the Plan, options may be issued to employees, directors and consultants. Under the Plan, the fair market value of the option shares underlying any particular grant to one grantee or optionee cannot exceed $100,000 during a calendar year. The Plan we are proposing requires the approval of the holders of a majority of the Company common stock holders (“Shareholders”). The terms and provisions of the Plan are described in more detail in the accompanying Consent Solicitation Statement, and a copy of the Plan itself is attached as Appendix A hereto.

      Shareholders of record at the close of business on June 23, 2008 are entitled to receive notice of and to vote in the Consent Solicitation. We are asking the Shareholders to consider and vote on the Plan as a single proposal that will require the approval of Shareholders holding a majority of our common stock outstanding as of the close of business on the record date. The Board of Directors of U. S. Precious Metals, Inc. has voted unanimously to recommend that the Shareholders vote FOR the Plan.

      The Plan can only be adopted following the required approval of the Shareholders. Your vote is important. Failure to return the enclosed Consent form will have the same effect as a vote against the Plan. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to complete, date, sign and mail your Consent in the enclosed postage-paid envelope, or forward the enclosed letter of instruction to your broker or nominee, as soon as possible.

      The Consent Solicitation will expire at, and your Consent must be received by, 5:00 p.m., Eastern Time, on August 7, 2008 (the “Expiration Date”). The Consent Solicitation may be extended by U. S. Precious Metals, Inc. for a specified period of time or on a daily basis until the consents necessary to adopt the Plan have been received. You may revoke your Consent at any time up to 5:00 p.m., Eastern Time, on the Expiration Date.

Our Recommendation:

We believe our equity compensation philosophy is the best way to align our employee’s interests with your interests to enhance the long-term growth and profitability of U.S. Precious Metals, Inc. The Company’s management and Board of Directors request that you vote to approve the Plan.  U.S. Precious Metals, Inc. practices sound corporate governance and is continuing on its efforts to deliver on its commitment to provide shareholder value. Without approval of the Plan, we may be placed in a difficult position in attracting and retaining executives and employees, and other individuals to support our efforts.

In order for us to retain and attract competent individuals, we feel that we need you to approve the Plan.

Please sign, date and return the enclosed Consent Form using the postage-paid return envelope provided. We ask that you reply as soon as possible to help reduce the cost for additional mailings or solicitation.

/s/ Michael Jack Kugler
Michael Jack Kugler
Chief Executive Officer
U.S. Precious Metals, Inc.

TABLE OF CONTENTS

CONSENT SOLICITATION STATEMENT

5

SUMMARY

5

THE PLAN

6

THE CONSENT SOLICITATION

9

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

10

U.S. PRECIOUS METALS, INC.

950 Celebration Boulevard

Celebration, FL 34747

CONSENT SOLICITATION STATEMENT

        This Consent Solicitation Statement is being furnished to the common stockholders of U.S. Precious Metals, Inc. (the “Company”) as of the close of business on June 23, 2008 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of consents of the holders of the Company’s common stock   (“Shareholders”) to approve the 2007 Stock Option Plan (the “Plan”) of U.S. Precious Metals, Inc. (as defined below under “The Plan”). This Consent Solicitation Statement and the enclosed form of Consent are being mailed to Shareholders on or about July 1, 2008.

      The enclosed consent is being solicited by and on behalf of the Board of Directors of the Company. The Plan will be considered and voted on by Shareholders as a single proposal. A copy of the Plan is attached to this Consent Solicitation Statement as Appendix A.

      Only Shareholders of record at the close of business on the Record Date are entitled to vote on the Plan. Adoption of the Plan requires the receipt of affirmative consents of Shareholders holding a majority of the common stock outstanding.

      The Plan has been approved unanimously by the Board of Directors of the Company as being in the best interests of the Company and the Shareholders. The Board of Directors of U. S. Precious Metals, Inc. unanimously recommends that you vote FOR the Plan.

      This Solicitation will expire at, and your consent must be received by, 5:00 p.m., Eastern Time, on August 7, 2008 (the “Expiration Date”). The Company may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Plan have been received. You may revoke your consent at any time before 5:00 p.m., Eastern Time, on the Expiration Date.

      If you have any questions about this Consent Solicitation Statement, please call Michael Jack Kugler, U. S. Precious Metals, Inc.’s Chief Executive Officer at (407) 566-9689.

      This Consent Solicitation Statement is dated June 26, 2008.

SUMMARY

      This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Plan fully and for a more detailed description of the specific steps involved, you should read this entire document carefully.

The Company

     U.S. Precious Metals, Inc. is a publicly traded company (its OTC:BB symbol is  “USPR”) formed in 1998 under the laws of the State of Delaware and is headquartered in Celebration, Florida. It is a gold exploration company operating in Mexico through its wholly owned Mexican subsidiary, U.S. Precious Metals de Mexico.

The Plan

      The Plan is intended to promote the interests of the Company by providing to employees, directors and consultants of the Company and its affiliates who perform services for the Company and its subsidiaries incentive awards that are based on option grants to enable the recipients to purchase shares of the Company’s common stock at a specific purchase price that is set at the time of the grant of the option. The Plan is also intended to enhance the Company’s and its subsidiaries’ ability to attract and retain employees whose services are key to the growth and profitability of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the Company’s interests. The Plan provides for the grant of options to acquire shares of common stock.

      Key provisions of the Plan:

•

The number of shares of common stock that can be issued pursuant to the exercise of options granted under the Plan is 20,000,000 shares (to date, options have been granted, conditioned upon shareholder approval of the Plan, that if exercised would result in the issuance of 9,000,000 Option Shares);

•	The fair market value of the shares underlying any grant to a particular grantee cannot exceed $100,000 in any calendar year;

•	Grantees under the Plan can include officers, directors, key employees of or consultants to the Company or its subsidiary;

•	Grants under the Plan shall be determined by the Board of Directors and the Plan shall be administered by the Board of Directors, or any committee established for that purpose;

•	the Plan provisions are intended to meet the requirements of, and facilitate compliance with, Section 422 of the Internal Revenue Code (the “Code”); and
•	Pursuant to the Plan, grants may be “qualified” (under Section 422 of the Internal revenue Code) or unqualified.

Required Vote

      The Plan will be considered and voted on by Shareholders as a single proposal. Adoption of the Plan requires the receipt of affirmative consents of Shareholders holding a majority of the shares of common stock outstanding.

Interest of Directors and Executive Officers

      Members of the Board of Directors and executive officers of U. S. Precious Metals, Inc. and its affiliates, including its subsidiary, are eligible to receive option grants under the Plan. Accordingly, the members of the Board of Directors and the executive officers of U. S. Precious Metals, Inc. do have a substantial interest in the passage of the Plan.

THE PLAN

Approval of the 2007 Stock Option Plan of U.S. Precious Metals, Inc.

        The Board of Directors of U. S. Precious Metals, Inc. (the “Board”) approved the Plan that, assuming it is approved by the Shareholders as a result of this Solicitation, will be effective retroactively as of December 6, 2007 (date of its approval by the Board). The essential features of the Plan are summarized below.

Plan

•

The number of shares of common stock that can be issued pursuant to the exercise of options granted under the Plan is 20,000,000 shares (to date, options have been granted, conditioned upon shareholder approval of the Plan, that if exercised would result in the issuance of 9,000,000 Option Shares);

•	The fair market value of the shares underlying any grant to a particular grantee cannot exceed $100,000.00 in any calendar year;

•	Grantees under the Plan can include officers, directors, key employees of or consultants to the Company or its subsidiary;

•	Grants under the Plan shall be determined by the Board of Directors and the Plan shall be administered by the Board of Directors, or any committee established for that purpose;

•	the Plan provisions are intended qualified, that is, to meet the requirements of, and facilitate compliance with, Section 422 of the Internal Revenue Code (the “Code”) or unqualified.

Purpose

       The purpose of the Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interests in the Corporation by employees and directors of, and consultants to, the  Corporation or its subsidiary, upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operation and by providing such employees, directors and consultants with incentives to put forth maximum effort for the success of the Corporation's business.

Plan Provisions

      The Plan provides for the grant of options to acquire shares of the Company’s common stock.

      Administration. The Plan shall be administered by the Board of Directors. Determination of the Board as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the  provisions of the Plan, as it may been advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem advisable to effectuate their purpose. The Board may select each Optionee and shall determine (i) the number of Shares to be subject to each Incentive Option and Non-Qualified Option, (ii) the time at which each Incentive Option and Non-Qualified Option is to be granted, (iii) whether an Incentive Option and Non-Qualified Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Incentive Option and Non-Qualified Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which an Incentive Option and Non-Qualified Option becomes exercisable, including whether portions of the Incentive Option and Non-Qualified Option become exercisable at different times, and (vii) such other terms and conditions as the Board may deem necessary or desirable.

      Shares Available for Awards.  Pursuant to the Plan, the Board may grant Options with respect to an aggregate of up to 20,000,000 Shares 9,000,000 of which have been previously granted subject to shareholder approval of the Plan by no later than December 31, 2008) , all of which Shares may be either Shares held in treasury or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided herein and may again be made subject to Options.

      Eligibility.  Incentive Options may be granted only to Key Employees, including directors and consultants. Non-Qualified Options may be granted to both Key Employees (including directors and consultants) and Key Individuals. Key Employees and Key Individuals may hold more than one option under the Plan and may hold options under the Plan as well as options under other plans of the Corporation, if any. The parties, to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Board, in its sole discretion, subject to however, to the terms and conditions of this Plan. Key Employees to whom Options may be granted may include employees who are also directors of a Subsidiary, if any.

     Option Awards. The Board has the authority to determine the employees, consultants and directors to whom options shall be granted, the number of Shares to be covered by each option, the purchase price for each option and the conditions and limitations applicable to the exercise of the option.

     A certificate of Option or Option Agreement signed by the Chairman of the Board or President or a Vice President of the Corporation shall be issued to each person to whom an Option is granted.

      In general, the Plan provides that the option price per Share may not be less than 100% of the fair market value of a Share on the date of the option grant.

      The Board of Directors also determines the restricted period (the time or times at which an option may be exercised in whole or in part) and the method or methods by which a participant may pay the exercise price.

       The duration of each Option shall be determined by the Board at the time of grant; provided however that the duration of any Option shall not be more than five (5) years from the date of grant.

      An option is not assignable or transferable by the participant other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option is exercisable only by the participant. The Plan provides that options may be exercised in certain circumstances following a participant’s termination of employment, including termination as a result of the participant’s death, disability or retirement.

      No participant will have any rights of a Shareholder with respect to any Shares covered by an option until the participant has exercised the option, paid the option purchase price and has been issued such Shares.

       Amendment.  The Board may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any Option not therefore granted, and the Board, with the consent of the affected holder of any Option, may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board which would increase the number of Shares issuable under the Plan or change the class of optionees shall be subject to the approval of the shareholders of the Corporation within one (1) year from date of adoption of such amendment.

Federal Tax Consequences

      The following is a general description of the federal income tax consequences of qualified options granted under the Plan. It is a general summary only. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

      Options granted under the Plan are non-statutory options under the Code. There are no federal income tax consequences to participants or the Company upon the grant of an option under the Plan. Generally, upon the exercise of options, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the purchase price of the option.

      Upon the sale of Shares acquired by exercise of an option, a participant generally will have gain or loss (which may consist of capital gain and loss elements. The participant’s adjusted tax basis in the Shares will be the purchase price adjusted for intervening Company gains or losses.

       Options granted under the Plan as non-qualified will receive no special tax relief or benefit under the Internal Revenue Code, and thus treated similarly to the grant of any other options. Accordingly, the grant of non-qualified options under the Plan will be a taxable event at that point.

Options Granted Under the Plan to Date

     Because the Plan is discretionary, benefits or amounts to be received by individual grantees in the future are not determinable.  The Plan must be approved by shareholders of the Company holding a majority of the common stock outstanding by no later than December 31, 2008. Subject to this approval, as of June 23, 2008, out of the 20,000,000 Shares authorized for option grant under the Plan, an aggregate of 9,000,000 Shares, subject to options had been awarded, and 11,000,000 Shares remained available for grant. The awards to date (subject to shareholder approval) are as follows:

Title or

Number of Option

Option Exercise

Name of Grantee

Position

Shares Granted

Date of Grant

Price *

Peter Toscano

     (a)

1,000,000 (1)

December 6, 2007

$0.21

Jack Wagenti

     (b)

1,000,000 (1)

December 6, 2007

$0.21

Jose Garcia

     (a)

1,000,000

December 6, 2007

$0.21

Michael Jack Kugler

     (a)

1,000,000 (2)

April 15, 2008

$0.90

Sheldon Baer

     (b)

1,000,000

December 6, 2007

$0.21

Brian Russell

     (b)

1,000,000

December 6, 2007

$0.21

Jerry Pane

     (b)

1,000,000

December 6, 2007

$0.21

Robert Astore

     (b)

1,000,000

December 6, 2007

$0.21

Dr. Daniel Conte

     (b)

1,000,000 (2)

April 15, 2008

$0.90

Total Number of Option Shares Granted	9,000,000

*    As determined by adding $0.01 or $0.02 to the closing sales price of the Shares on the date of the grant.

(a) Officer and Director

(b) Director only

(1) This shareholder owns more than 10% of the Company’s common shares outstanding and thus the grant to him  is not a qualified grant under the Plan and is not subject to any special relief or benefit under Section 422 of the Internal Revenue Code.

(2) The fair market value of this grant exceeds the Plan limitation of $100,000 in any one calendar year. Accordingly, that portion of the grant that exceeds the $100,000 limitation and is not a qualified grant under the Plan and is not subject to any special relief or benefit under the Section 422 of the Internal Revenue Code.

      The last sales price of the Company’s Shares on June 25, 2008 was $0.90 per Share.

Text of the Plan

      The full text of the Plan is attached as Appendix A to this Consent Solicitation Statement. The statements made in this Consent Solicitation Statement with respect to the Plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Plan attached as Appendix A to this Consent Solicitation Statement.

THE CONSENT SOLICITATION

Voting Securities, Record Date and Outstanding Shares

      This Solicitation is being made on behalf of U.S. Precious Metals, Inc. and its Board of Directors and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. No meeting of the Shareholders is contemplated to be held for the purpose of considering the Plan. Only record holders of the Company’s shares of common stock at the close of business on June 23, 2008 will be taken into account for the purpose of determining whether the requisite approval of the Plan has been obtained. Each Shareholder entitled to vote shall have one vote for each Share outstanding in such Shareholder’s name.

      On the Record Date, there were a total of 47,540,499 Shares outstanding, which were held by approximately 347 shareholders of record.

Consent and Revocation of Consent

      The Company will accept forms of Consent at any time before 5:00 p.m., Eastern Time, on the Expiration Date, which is August 7, 2008. The enclosed form of Consent, when properly completed and returned, will constitute a Shareholder’s consent, or the withholding of consent, to the approval of the Plan in accordance with the instructions contained therein. If Shareholder executes and returns a form of Consent and does not specify otherwise, the Shares represented by such form of Consent will be voted “for” approval of the Plan in accordance with the recommendation of the Board of Directors of the Company.

      A Shareholder who has executed and returned a form of Consent may revoke it at any time before 5:00 p.m., Eastern Time, on the Expiration Date by (i) executing and returning a form of Consent bearing a later date, or (ii) filing written notice of such revocation with the Secretary of U.S. Precious Metals, Inc. stating that the form of Consent is revoked. Any such written notice or later dated form of Consent should be sent to the principal executive offices of the Company at 950 Celebration Boulevard Celebration, FL 34747, Attention: Michael Jack Kugler, Chief Executive Officer of U.S. Precious Metals, Inc.

Required Vote

      The adoption of the Plan requires the approval of holders of a majority of the outstanding Shares of the Company’s common stock as of the close of business on the Record Date.

      Because the approval of holders of a majority of the outstanding Shares is required to approve the Plan, not returning the form of consent will have the same effect as a vote against the Plan.

      Each executive officer and director of U.S. Precious Metals, Inc., collectively, the owners of 17,085,000 Shares of the Company’s common stock as of the Record Date (approximately 35.94 percent of the Shares then outstanding), has advised the Board that he intends to consent, as to the Shares each owns, to the Plan. Therefore, in addition to the Shares held by the executive officers and directors of U.S. Precious Metals, Inc., the consent of holders of an additional 6,685,250 Shares (representing approximately 14.06% of the Shares outstanding) is required to approve the Plan. For further information concerning the ownership of the Company’s securities its executive officers and directors and principal shareholders, see “Security Ownership of Certain Beneficial Owners and Management” on page 10, below.

Solicitation of Consents

      The cost of soliciting consents will be borne by the Company. To assist in the solicitation of consents, the Company has engaged Broadridge Financial Solutions, Inc. for a fee of approximately $$6,405, plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers, banks and other persons holding Shares in their names, or in the names of nominees, for their expenses in sending these Solicitation materials to beneficial owners.

      Other than as discussed above, the Company has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the solicitation of consents to the Plan, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of U. S. Precious Metals, Inc., who will receive no additional compensation therefor.

No Appraisal Rights

      Shareholders who object to the Plan will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Shares and to compel the purchase of their Shares for cash in that amount) under Delaware law, nor will such rights be voluntarily accorded to holders of Shares by the Company. Thus, approval of the Plan by holders of a majority of the outstanding Shares will be binding on all holders of Shares, and objecting holders of Shares will have no alternative other than selling their Shares prior to the effective date of the Plan.

Notice to Shareholders

      The Company will notify Shareholders of the results of this Solicitation promptly after the Expiration Date.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS

      Members of the Board of Directors and executive officers of U.S. Precious Metals, Inc. are eligible to receive grants of options under the Plan. Accordingly, the members of the Board of Directors and the executive officers of U.S. Precious Metals, Inc. do have a substantial interest in the passage of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 31, 2008, the number of shares of Common Stock (and, if applicable, warrants to purchase shares of Common Stock) owned of record and beneficially by Directors, Officers, and persons who hold 5.0% or more of the outstanding common stock of U. S. Precious Metals, Inc. based upon the shares of common stock that were issued and outstanding on May 31, 2008 which was 47,415,499. Also included are the shares held by all Directors and Officers as a group.  Each of nine of the individuals listed below (all except David W. Burney) has been granted conditional options under the Plan for each to purchase 1,000,000 shares of our common stock. See “Options Granted Under the Plan to Date”, page 7, above.  Since the Plan must receive shareholder approval, said options are not included in the below table.  The address for each shareholder listed is that the Company.

   Shares

    Warrants

 Class of

Name and

             Beneficially

  Beneficially

Securities          Percentage

Address

  Owned

      Owned

 Owned

             of Class*

Peter Toscano (a) (1)

5,650,000

    0

Common

11.92

Jack Wagenti (b) (2)

5,900,000

    0

Common

12.44

Jose Garcia (a)

1,550,000

    0

Common

03.27

Sheldon Baer (b)

   510,000

    0

Common

01.08

Brian Russell (b)

   205,000

                  0

Common              **

Jerry Pane (b) (3)

   620,000                    210,000

Common              01.74

Robert Astore (b)

     10,000

    0

Common              **

Michael Jack Kugler (a)

2,400,000

                  0

Common

05.06

Dr. Daniel Conte (b) (3)

   120,000

         50,000

Common

**

David W. Burney (c)

   100,000

    0

Common              **

____________________________________________________________________________

All Directors and Officers

As a Group (10)	17,065,000	260,000	36.34

* If applicable, the percentage listed for each shareholder assumes the exercise by that shareholder only of his entire warrant, and thus includes the shares underlying said warrant. However, the percentages do not assume the exercise of all warrants by all the shareholders holding warrants.

** less than 1%

(a)

Officer and Director

(b)

Director only

(c)

Officer Only

(1)

Includes 1,500,000 shares owned by this shareholder’s spouse, Virginia Toscano.

(2)

Includes 1,000,000 shares owned by this shareholder’s spouse, Joan Wagenti.

(3)

This Director purchased shares of our common stock and warrants to purchase additional shares of common stock in a January 2008 private placement.  The warrants were exercisable upon issuance on February 13, 2008 for a period of 12 months. The exercise price is $0.25 per share.

PLEASE NOTE:

Attached as Appendix A is a copy of the Plan.

Your Consent is important, regardless of the number of shares of common stock that you own.

Accordingly, please complete, sign and return your Consent promptly.

Appendix A

U. S. PRECIOUS METALS, INC.

2007 STOCK OPTION PLAN

2007 STOCK OPTION PLAN

of

U.S. PRECIOUS METALS, INC.

1. Definitions. When used herein, unless the context otherwise requires:

(a). "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

(b). "Chairman of Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

(c). “Code” shall mean the Internal Revenue Code of 1986, an amended.

(d). "Corporation" shall mean U.S. Precious Metals, Inc., any subsidiary, or any parent, or successor thereof.

(e). "Fair Market Value" shall mean on a specified date shall be not less than (A) the last reported sale price of the Shares on such date on any regulated securities market, electronic bulletin board, "pink sheet" market, or other third party market, including the National Association Securities Dealers, Inc.'s OTCBB market, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which any Share was so traded, or (B) if the Shares are not listed on any stock exchange or market, than the value as established by the Board for such date using any reasonable method of valuation.

(f). “Incentive Options” shall mean “incentive stock options” as that term is defined in Code Section 422 or the successor to that section in the Code.

(g). “Key Employee” shall mean a person designated by the Board of Directors who is employed by the Corporation and whose continued employment is considered to be in the best interests of the Corporation.

(h). “Key Individual” shall mean a person, other than an employee of the Corporation, designated by the Board of Directors who is committed to the interests of the Corporation.

(i). “Non-Qualified Options” shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section. To the extent that Options that are designated Incentive Options do not qualify as “incentive stock options” under the Code Section 422 or the successor to that section, those Options shall be treated as Non-Qualified Options.

(j). “Option” shall mean a grant of a Incentive Stock Option or a Non-Qualified Stock Option under the Plan and/or under any Option Agreement.

(k). “Optionee” shall mean a Key Employee or Key Individual that has been granted an Option under the Plan.

(l). "Options" shall mean the Stock Options granted pursuant to this Plan.

(m). "Option Agreement” shall mean any written agreement (including any amendment or supplements thereto) for Options issued under the Plan between the Corporation and either a Key Employee or a Key Individual.

(n). “Option Shares” shall mean shares of common stock, $0.00001 of the Corporation underlying an Option granted pursuant to the Plan.

(o). "Plan" shall mean this 2007 Stock Option Plan of U.S. Precious Metals, Inc., as may be amended from time to time.

(p). "President" shall mean the person who at the time shall be the President of the parent Corporation.

(q). “Non-Qualified Options” shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section.

(r). "Shares" shall mean the share of common stock, $0.00001 par value, of the Corporation.

(s). "Subsidiary" shall mean wholly owned subsidiary of the Corporation, if any.

2. Purpose.

(a) The purpose of the Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interests in the Corporation by key employees and directors of, and consultants to, the Corporation upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operation and by providing such key employees, directors and consultants with incentives to put forth maximum effort for the success of the Corporation's business. It is anticipated that the incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its subsidiaries, and strengthen their desire to remain with the Corporation and its subsidiaries. It also is expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

(b). The Plan authorizes the Board of Directors to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals.

3. Administration. The Plan shall be administered by the Board of Directors as provided herein. Determination of the Board as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may been advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem advisable to effectuate their purpose. The Board may select each Optionee and shall determine (i) the number of Shares to be subject to each Incentive Option and Non-Qualified Option, (ii) the time at which each Incentive Option and Non-Qualified Option is to be granted, (iii) whether an Incentive Option and Non-Qualified Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Incentive Option and Non-Qualified Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which an Incentive Option and Non-Qualified Option becomes exercisable, including whether portions of the Incentive Option and Non-Qualified Option become exercisable at different times, and (vii) such other terms and conditions as the Board may deem necessary or desirable.

4. Participants. Incentive Options may be granted only to Key Employees (including Officers), Directors of and Consultants to the Corporation (excluding Optionees who own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its subsidiary corporation.. Non-Qualified Options may be granted to both Key Employees and Key Individuals. Key Employees and Key Individuals my hold more than one option under the Plan and may hold options under the Plan as well as options under other plans of the Corporation. The parties, to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Board, in its sole discretion, subject to however, to the terms and conditions of this Plan. Key Employees to whom Options may be granted may include employees who are also directors of a Subsidiary, if any.

5. Shares. Subject to the provisions of Section 13 hereof, the Board may grant Options with respect to an aggregate of up to 20,000,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided herein and may again be made subject to Options.

6. Grant of Options. The number of any Options to be granted to any Optionee shall be determined by the Board in its sole discretion. Options may be granted to the same person at different times. The form of the Option shall be determined from time to time by the Board. A certificate of Option or Option Agreement signed by the Chairman of the Board or President or a Vice President of the Corporation shall be issued to each person to whom an Option is granted.

7. Purchase Price. Subject to paragraph 13, the purchase price per Share for Incentive Options and Non-Qualified Options shall be fixed by the Board at the time of grant of the Option, and shall not be fluctuating, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of such grant; provided, however, that the purchase price per share for the Shares to be purchased shall not be less than the par value for share.

8. Duration of Options. The duration of each Option shall be determined by the Board at the time of grant; provided however that the duration of any Option shall not be more than five (5) years from the date of grant.

9. Exercise of Options.

(a). Except as otherwise provided herein, Options, after the grant hereof, shall be exercisable by the holder at such rate and times as may be fixed by the Board at the time of grant. Notwithstanding the foregoing, all or part of any remaining unexercised Options granted to any person may be exercised upon the occurrence of such special circumstances or event as in the opinion of the Board merits special consideration, but in no event prior to the approval of the Plan by shareholders as provided in Section 21.

(b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Option Committee and in a form acceptable to the Option Committee.

(c) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the Date of Grant.

(d) An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the President or officer of the Corporation appointed by the President for the purchase of receiving same. Payment of the full purchase price shall be made as follows; by delivery in cash, or by check payable to the order of the Corporation; or by any other method of payment as the Board in its discretion may permit.

(e) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled to a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

(f) Notwithstanding any other provision of the Plan or Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or ruling.

10. Consideration for Options. The Corporation shall obtain consideration for the grant of an Option as the Board in its discretion may determine.

11. Restrictions on Transferability of Options. Options shall not be transferable, except as authorized in writing by the Board of Directors in its sole discretion.

12. Termination of Options. All or part of any Option, to the extent unexercised, shall terminate immediately upon the death of an holder, or the termination or cessation for any reason of the holder's employment by, or service with, the Corporation or any Subsidiary, except that the holder shall have three months following the cessation of employment or service, and no longer, to exercise any unexercised Option that could have been exercised on the date on which such employment or service terminated; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option.

13. Adjustment Provision. If prior to the complete exercise of the any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be spilt up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, rights offering, separation, reorganization, or any other change in the corporate structure or outstanding Shares, the Board may make such equitable adjustments to the number of Shares and class of shares available hereunder to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

Subject to any required action of shareholders, if the Corporation shall be the surviving company in any merger or consolidation, any Options granted hereunder shall cover the securities to which a holder of the number of Shares covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

Unless otherwise provided by the Board, upon any merger or consolidation in which the Corporation is not the surviving company, a dissolution or liquidation of the Corporation or a sale of substantially all or all of its assets, all Options outstanding hereunder must be exercisable immediately prior to such merger or consolidation, except that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option then outstanding hereunder. Any fractional shares or securities issuable upon the exercise of an Option as a result of any of the foregoing adjustments, may, in the discretion of the Board, be eliminated or payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise.

14. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of the Option Shares until (a) the admission of such Shares to listing on any stock exchange on which the Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule, requirements or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), to issue Shares in compliance with the provisions of the Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Option Shares, or may issue stop transfer orders with respect thereof.

15. Income Tax Withholding. If the Corporation or a Subsidiary is required to withhold any amounts by reason of any federal, state, provincial or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of the Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash or payment to be made to the holder of the Option. In any event, the holder shall make available to the Corporation or such Subsidiary, promptly when requested by the Corporation or such Subsidiary; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it deems necessary in order to have such funds made available to the Corporation or Subsidiary out of funds or property due or to become due to the holder of such Option

16. Amendment to the Plan. Except as hereinafter provided, the Board may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any Option not therefore granted, and the Board, with the consent of the affected holder of any Option, may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board which would increase the number of Shares issuable under the Plan or change the class of Optionees shall be subject to the approval of the shareholders of the Corporation within one (1) year from date of adoption of such amendment.

17. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer upon any employee or consultant any right to be continued in the employ or service of the Corporation or any Subsidiary or mitigate any right of the Corporation or any Subsidiary to retire, request the resignation of or discharge or otherwise cease its services arrangement with any employee or consultant at any time, with or without cause.

18. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 13, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

19. Limitation on Amount of Option. The aggregate Fair Market Value of the Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section, is amended so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the date that Option is granted.

20. Effective Date. The Plan is conditioned upon its approval by the shareholders of the Corporation on or before December 31, 2008 at any annual or special meeting of shareholders of the Corporation, except that this Plan is adopted and approved by the Board effective December 6, 2007 to permit the grant of Option prior to the approval of the Plan by the shareholders of the corporation as aforesaid. In the event the Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force and effect.

21. Final Issuance Date. No Option shall be granted under the Plan after December 31, 2013

Appendix B

Form of Consent

U.S. PRECIOUS METALS, INC.

950 Celebration Boulevard

Celebration, FL 34747

      CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S. PRECIOUS METALS, INC., FOR ADOPTION OF THE 2007 STOCK OPTION PLAN OF U.S. PRECIOUS METALS, INC.

      The undersigned Shareholder of U.S. Precious Metals, Inc., a Delaware corporation, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated June 26, 2008.

      THE SHARES OF COMMON STOCK OF THE COMPANY REPESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

FOLD AND DETACH HERE

☑	Please mark your votes as in this example box to the left.

The board of directors of U.S. Precious Metals, Inc., recommends a vote FOR the Proposal.

	FOR	AGAINST

Proposal: to approve the 2007 Stock Option Plan of U.S. Precious Metals, Inc., which is summarized and described in the Consent Solicitation Statement? A copy of the 2007 Stock Option Plan of U.S. Precious Metals, Inc, is included in the accompanying consent solicitation statement as Appendix A.

	☐	☐

If no box at the right is marked, but this Consent is otherwise properly completed and signed, the company shares will be voted “FOR” the Proposal.

The solicitation of Consents will expire at 5:00 p.m., Eastern Time, on August 7, 2008, unless extended. Failure to return this Consent will have the same effect as a vote against the Proposal.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

      ☐

Please execute this consent as your name appears on this form. When Company Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

U.S. Precious Metals, Inc.

C/O Broadridge Financial Solutions, Inc.

Investor Communication Solutions

51 Mercedes Way

Edgewood, NY 11717

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